UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington, MI	48334
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3

SECURITIES AND TRADING MARKETS

Item 3.02 -

Unregistered Sales of Equity Securities.

SECTION 5

CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 -

Departure of Directors or Certain Officers; Election of

Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On June 9, 2010, the Registrant appointed Frank Colapinto president of its recently created gift division. This division will market candles, prayer cards, register books and other related ancillary products.

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Mr. Colapinto, 66, has been involved in the gift industry since 1970. From 1970 to the present day, he has been president of his own firm, Frankco & Associates, a sales representation firm to the gift industry that achieved annual revenues exceeding $30million. He was also the Vice President of Sales and Marketing of Second Nature Design, a national gift manufacturer and distribution company, a position he held from 1994 until April 2010..  Mr. Colapinto was the Senior Vice President of Sales and Marketing of Cast Art Industries, a large U. S. gift and collectible manufacturer, from 1990 until 2003.  Mr. Colapinto will devote his full-time to his new position.

In connection with his appointment, Mr. Colapinto, entered into an employment agreement with the Registrant, effective June 1, 2010. A copy of the executed employment agreement is attached hereto as Exhibit 10.1, and incorporated by reference hereto. A brief description of the material terms of this agreement are as follows:

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The term is five years;

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His compensation includes: a weekly salary of $1,000---deferred and accrued until the Registrant is in a financial position to make said payments; $1,500 per week, thereafter; furthermore, the foregoing notwithstanding, he shall be entitled to the same base salary equal to an average of the annual salaries of the three founding senior executives employed by the Registrant.

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Reimbursement of reasonable business expenses;

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In addition to salary and fringe benefits, Mr. Colapinto shall be entitled to receive performance bonus paid on a semi-annual basis equal to twenty-five (25%) percent of the adjusted gross profit of the Registrant’s gift division and other incentive compensation as authorized by the Board of Directors year annual renewals.

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The issuance of 5,000,000 shares of our restricted common stock known as a “signing shares”, which shares have “piggyback” registration rights if and when the Registrant files a registration statement in the future.

Mr. Colapinto owns 1,833,333 shares of the Registrant’s common stock which he purchased in a private transaction in 2009.

There are no family relationships between Mr. Colapinto and any other executive officers or directors of our company.  Other than the aforementioned stock purchase by Mr. Colapinto in 2009 and the provisions of the employment agreement, including those to issue shares as a signing bonus to Mr. Colapinto in connection with his employment agreement, there have been no transactions during our last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which we were or are to be a party in which Mr. Colapinto had or will have a direct or direct material interest.

The shares issued to Mr. Colapinto referred to herein have been issued in reliance upon the exemption from registration provided pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SECTION 9 – FINANCIAL STATEMENTS and EXHIBITS

ITEM 9.01(d)    EXHIBITS

Exhibit Number	Description

10.1	Colapinto Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: June 11, 2010	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer and Chairman